EXHIBIT 10.43

EXECUTION COPY

AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED FIVE YEAR REVOLVING CREDIT FACILITY AGREEMENT

Dated as of October 23, 2003

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED FIVE YEAR REVOLVING CREDIT FACILITY AGREEMENT among Avaya Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)                                  The Borrower, the Lenders and the Agent have entered into an Amended and Restated Five Year Revolving Agreement dated as of April 30, 2003 as amended by Amendment No. 1 dated as of June 25, 2003 (as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)                                  The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1.                                Amendments to Credit Agreement.  Section 5.19(xi) of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended by replacing the phrase prior to the proviso “not to exceed $50,000,000” with the phrase “not to exceed $50,000,000 plus an additional amount not to exceed $100,000,000 if such amount is used for the purchase of the stock or substantially all of the assets of Expanets, Inc. pursuant to a purchase agreement executed on or prior to December 31, 2003”.

SECTION 2.                                Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment.

SECTION 3.                                Representations and Warranties of the Borrower The Borrower represents and warrants as follows:

(a)                                  It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Amendment.

(b)                                 The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is a party, and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite corporate actions and (ii) will not (A) violate (1) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of its certificate of incorporation or other constitutive documents or by-laws, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) except for the Liens created under the Collateral Documents, result in the creation or imposition of any lien upon any of the properties of the Borrower or any of its Subsidiaries.

(c)                                  This Amendment has been duly executed and delivered by the Borrower.  This Amendment and the Credit Agreement and the Notes, as amended hereby, are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(d)                                 No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the due execution, delivery, recordation, filing or performance by the Borrower of this Amendment.

(e)                                  There are no actions or proceedings filed or (to its knowledge) investigations pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which question the validity, enforceability or legality of or seek damages in connection with this Amendment or the Credit Agreement and the Notes, as amended hereby, or any action taken or to be taken pursuant to this Amendment or the Credit Agreement and the Notes, as amended hereby, and no order or judgment has been issued or entered restraining or enjoining it from the execution, delivery or performance of this Amendment or the Credit Agreement and the Notes, as amended hereby, nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; (ii) nor is there as of the date hereof any other action or proceeding filed or (to its knowledge) investigation pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would result in a Material Adverse Effect , except as provided in the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, or materially restrict the ability of it to comply with its obligations under this Amendment or the Credit Agreement and the Notes, as amended hereby.

SECTION 4.                                Reference to and Effect on the Credit Agreement and the Notes.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)                                 The Credit Agreement and other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5.                                Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6.                                Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.                                Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AVAYA INC.

By
Title:

CITIBANK, N.A., individually and as Agent,

By
Name:
Title:

[SIGNATURES OMITTED]